Exhibit 23.1

KPMG LLP	Telephone	(416) 777-8500
Chartered Accountants	Fax	(416) 777-8818
Bay Adelaide Centre	Internet	www.kpmg.ca
333 Bay Street Suite 4600
Toronto ON M5H 2S5

Consent of Independent Registered Public Accounting Firm

The Board of Directors

McEwen Mining Inc.

We consent to the incorporation by reference in the registration statement No. 333-182192 on Form S-3 of our report dated March 30, 2012 relating to the consolidated financial statements of Minera Andes Inc. for the years ended December 31, 2011 and December 31, 2010, which appears in the Current Report on Form 8-K/A of McEwen Mining Inc. filed April 4, 2012.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

June 18, 2012